Exhibit 5.1

717 TEXAS • SUITE 3300 • HOUSTON, TEXAS 77002.2712 TELEPHONE: +1.832.239.3939 • JONESDAY.COM
February 20, 2024

NerdWallet, Inc.
55 Hawthorne Street, 10th Floor
San Francisco, California 94105
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel for NerdWallet, Inc., a Delaware corporation (“NerdWallet”), in connection with the authorization of the issuance and sale from time to time, on continuous or a delayed basis, by NerdWallet of up to $150,000,000 in initial aggregate offering price of: (1) shares of Class A common stock, par value $0.0001 per share of NerdWallet (the “Common Stock”), (2) shares of preferred stock, par value $0.0001 per share of NerdWallet (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock, (3) depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”), (4) debt securities of NerdWallet (“Debt Securities”) in one or more series, certain of which Debt Securities may be convertible into or exchangeable for Common Stock or other securities of NerdWallet, (5) rights to purchase shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Rights”), (6) warrants (“Warrants”) or any combination thereof to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares, or any combination thereof (7) securities purchase contracts (“Stock Purchase Contracts”) to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities and (8) units consisting of one or more of the securities described in clauses (1) through (7) above and debt obligations of third parties, including U.S. Treasury securities, or preferred securities of a trust (“Units” and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Rights, Warrants and Securities Purchase Contracts, the “Securities”) as contemplated by the Registration Statement of NerdWallet on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of these opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.    The shares of Common Stock, upon receipt by NerdWallet of such lawful consideration therefor having a value not less than the par value thereof as the NerdWallet Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.
2.    The shares of Preferred Stock, upon receipt by NerdWallet of such lawful consideration therefor having a value not less than the par value thereof as the NerdWallet Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.
3.    The Depositary Shares, upon receipt by NerdWallet of such lawful consideration therefor as the NerdWallet Board of Directors (or an authorized committee thereof) may determine, will be validly issued and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.
AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO • SAN FRANCISCO SÃO PAULO • SAUDI ARABIA • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

February 20, 2024

4.    The Debt Securities, upon receipt by NerdWallet of such lawful consideration therefor as the NerdWallet Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of NerdWallet.
5.    The Warrants, upon receipt by NerdWallet of such lawful consideration therefor as the NerdWallet Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of NerdWallet.
6.    The Rights, upon receipt by NerdWallet of such lawful consideration therefor as the NerdWallet Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of NerdWallet.
7.    The Stock Purchase Contracts upon receipt by NerdWallet of such lawful consideration therefor as the NerdWallet Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of NerdWallet.
8.    The Units, upon receipt by NerdWallet of such lawful consideration therefor as the NerdWallet Board of Directors (or an authorized committee thereof) will constitute valid and binding obligations of NerdWallet.
In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board of Directors of NerdWallet (or an authorized committee thereof), NerdWallet’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and applicable law; (iv) NerdWallet will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing NerdWallet to issue, offer and sell the Securities will have been adopted by the Board of Directors of NerdWallet (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by NerdWallet; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement, Purchase Agreement (each as defined below) or Unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than NerdWallet.
With respect to any Securities consisting of Preferred Stock, we have further assumed that NerdWallet will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.

February 20, 2024

With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between NerdWallet and an entity selected by NerdWallet to act as depositary (the “Depositary”) and (ii) issued after NerdWallet deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.
With respect to any Securities consisting of any series of Debt Securities, we have further assumed that (i) an indenture with respect to the Debt Securities will have been authorized, executed and delivered by NerdWallet and the applicable trustee in a form approved by us(the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939, (ii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by NerdWallet and the trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between NerdWallet and an entity selected by NerdWallet to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by NerdWallet and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by NerdWallet and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
With respect to any Securities consisting of Rights, we have further assumed that (i) the subscription rights agreement, approved by us, relating to the Rights (the “Rights Agreement”) to be entered into between NerdWallet and an entity selected by NerdWallet to act as the rights agent (the “Rights Agent”) will have been authorized, executed and delivered by NerdWallet and the Rights Agent and (ii) the Rights will be authorized, executed and delivered by NerdWallet and the Rights Agent in accordance with the provisions of the Rights Agreement.
With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that (i) the purchase contract agreement, approved by us relating to the Stock Purchase Contracts (the “Purchase Contract Agreement”) to be entered into by NerdWallet and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by NerdWallet and the Purchase Contract Agent and (ii) the Purchase Contract Agreement will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.
With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of NerdWallet or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit agreement, if any.
The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of NerdWallet and others.

February 20, 2024

The opinions expressed herein are limited to (i) the laws of the State of New York and (ii) the Delaware General Corporation Law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Jones Day